                                                                   EXHIBIT 10.20


                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT, dated as of January 1, 1996, by and between AMERICAN NATIONAL CAN COMPANY, a Delaware corporation (the "Company"), and JEAN-PIERRE RODIER (the "Executive").


                  WHEREAS, the Company is a member of an affiliated group of corporations (the "Pechiney Group") of which Pechiney, a societe anonyme organized under the laws of France ("Pechiney"), is the parent corporation; and

                  WHEREAS, the Board of Directors of the Company (the "Board") has appointed the Executive as its Chief Executive Officer; and

                  WHEREAS, the compensation committee of the conseil d'administration (board of directors) of Pechiney (the "Pechiney Board"), following the privatization of Pechiney, reviewed and adjusted the Executive's overall compensation level for services rendered to the Pechiney Group, taking into account, among other things, compensation practices and incentives provided at other corporate groups that are comparable, in business and size, to the Pechiney Group; and

                  WHEREAS, in view of the services that the Executive has performed and will continue to perform on behalf of the Company as its Chief Executive Officer, the contributions the Executive is expected to continue to make to the Company's businesses and affairs, and the Executive's overall compensation from the Pechiney Group, the Board has determined that it is appropriate and in the best interests of the Company and its stockholder to set forth in an employment agreement the terms and conditions of the Executive's employment with the Company and his compensation therefor;

                  NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

                  1.       Employment and Duties.

                  (a)      Position.

                  The Company hereby agrees to employ the Executive, and the Executive agrees to be employed during the Term (as hereinafter defined) and upon the terms and conditions hereinafter set forth, as Chief Executive Officer of the Company. The Executive further agrees, if elected or appointed, to serve for no additional compensation as an officer of any of the Company's United States affiliates or subsidiaries.

                  (b)      Duties and Reporting.

                  The Executive shall have general and active management and control of the business and affairs of the Company, and shall have all the powers, duties and responsibilities typical of the chief executive officer of a United States corporation similar to the Company in business and size, including overall responsibility for strategic planning, budgets and executive and personnel management. In addition, the Executive shall have such other managerial duties as the Board may from time to time assign to him consistent with his status as Chief Executive Officer. In his capacity as Chief Executive Officer, the Executive shall report directly to the Board.

                  (c)      Understandings Concerning Residency

                  The Executive represents and warrants to the Company, and the Company acknowledges, that the Executive is, and intends to remain, a citizen and permanent resident of France. The Company acknowledges and agrees that under no circumstances will the Executive's duties hereunder require him to spend more than 99 days in any calendar year in the United States Nothing in this Agreement shall be construed to require the Executive to establish or maintain a residence in the United States.

                  2.       Term of Employment.

                  The term of the Executive's employment under this Agreement (the "Term") will commence on January 1, 1996 (the "Effective Date") and shall continue for an initial period of two years. On the first anniversary of the Effective Date (and on each subsequent anniversary date thereafter), the Term shall automatically renew for an additional year unless, within ninety days prior to the applicable anniversary date, either party shall have given the other party hereto written notice of the intention not to so extend the Term; provided, however, that the Term shall not extend beyond the last day of the month in which Executive attains age 65.

                  3.       Compensation and Benefits.

                  (a)      Salary.

                  The Company shall pay to the Executive during the Term an annual base salary equal to $________. The Executive's salary may be adjusted (upward or downward) periodically by the Board. The Executive's annual base salary will be payable in accordance with the Company's normal payroll practices, unless the Executive and the Board agree to another payment schedule.

                  (b)      Bonus.

                  The Executive shall be paid a bonus (the "Bonus") for each full or partial calendar year during the Term, beginning with 1996. The amount of the Bonus shall be determined by the Board in its discretion based on the Executive's performance, taking into account the financial results of the Company and any other considerations that the Board considers appropriate, provided, however, that the Bonus for any calendar year shall not exceed 50% of the Executive's annual base salary for that year. The Bonus will be paid to the Executive in accordance with the Company's normal payment practices for bonuses as soon as practicable after the amount has been determined as provided in the preceding sentence.

                  (c)      Regular Reimbursed Business Expenses.

                  The Company will reimburse the Executive for all reasonable business-related expenses incurred by him in the performance of his duties for the Company.

                  (d) No Participation in Benefit Plans. The Executive acknowledges that as an officer of Pechiney he participates in retirement, medical and other benefit plans or arrangements sponsored by Pechiney or otherwise provided for Pechiney officers pursuant to applicable French law and custom. Consequently, the Executive agrees with the Company that, except as otherwise specifically agreed to by the Company, he will not be eligible to participate in any retirement, severance, medical (including, without limitation, major medical, health and hospitalization), dental, disability, life insurance or other welfare or fringe benefit plan sponsored by the Company for, or otherwise applicable to, its officers. In addition, the Executive will not be eligible to participate in any cash-based incentive programs applicable to other officers of the Company, and his cash incentive compensation will instead be determined exclusively as provided in Section 3(b) of this Agreement. The Executive hereby waives any right he might have to participate in any of the plans, programs or arrangements described in the preceding two sentences and consents to the Company's amendment of any such plan, program or arrangement to exclude his participation therefrom.

                  (e) Paying Agent Arrangement. The Executive and the Company acknowledge that from the Effective Date and until November 30, 1996, Pechiney has acted as the Company's paying agent for purposes of paying the compensation provided for in this Agreement. Until the Company implements procedures to provide the compensation provided herein for the Executive (which is expected to occur no later than December 1, 1996), Pechiney will continue so to act. The Executive acknowledges and agrees that compensation payments received or to be received by him from Pechiney will, to the extent of the Company's obligations hereunder, be considered to satisfy such obligations and that he will have no further claim against the Company with respect to such amounts.

                  4.       Termination of Employment

                  (a)      General. Subject to the provisions of this Section
4, the Company shall have the right to terminate the Executive's employment with the Company, and the Executive shall have the right to resign therefrom, at any time for any reason or for no reason.

                  (b) Termination by the Company Other Than for Cause. If the Executive's employment is terminated by the Company other than for Cause (as hereinafter defined) prior to the end of the Term, the Executive shall be entitled to payment of the following:

                  (i) any unpaid annual base salary earned or accrued but not paid through and including the date of such termination;

                  (ii)      any unpaid Bonus for a prior year; and

                  (iii) a severance payment (the "Severance Payment") the amount of which shall be determined by the Board at the time of termination of the Executive's employment but which shall not exceed two times the Executive's rate of annual base salary in effect as of the effective date of termination of employment; provided, however, that the Executive shall not be entitled to the Severance Payment unless (A) his employment shall have been terminated not simply with the Company but with all members of the Pechiney Group and (B) the Pechiney Board shall have authorized the payment to the Executive of severance (or other benefit in the nature of severance pay) by Pechiney or another member of the Pechiney Group.

         The Severance Payment and all other amounts required under this Section 4(b) shall be paid to the Executive in a lump sum within thirty (30) days after the effective date of his termination of employment.

                  (c) Definition of "Cause". For purposes of this Agreement, "Cause" means:

                  (i) The commission by the Executive of any act or omission that would constitute a faute lourde under the labor laws of the Republic of France with respect to his employment by the Company or any member of the Pechiney Group; or

                  (ii) The Executive's conviction of, pleading guilty to or indictment for (where such indictment is not dismissed or otherwise resolved favorably to the Executive within six months) a fraud against the Company or any other member of the Pechiney Group or a felony.

The Executive shall be permitted to respond and defend himself before the Board within fifteen (15) days after written notification of any proposed termination for Cause which shall specify in detail the reasons for termination.

                  5.       Indemnification.

                  (a)      Insurance.

                  To the extent permitted by applicable law, the Company shall maintain directors' and officers' liability insurance sufficient to protect the Executive against all costs, charges and expenses (including attorneys' fees) incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of being an officer, director or employee of the Company or any of its subsidiaries; provided, however, that such insurance shall not apply with respect to (i) criminal acts, acts of gross negligence or willful misconduct by the Executive or (ii) such other risks as are customarily excluded by directors' and officers' liability insurance policies. The insurance coverage required by this Section 5(a) must survive for the duration of any statute of limitations applicable to any such action, suit or proceeding or, if earlier, until the termination of all similar insurance coverage for officers and directors and former officers and directors of the Company.

                  (b)      Indemnity.

                  The Company shall indemnify and hold harmless the Executive to the fullest extent permitted by law with respect to any act or omission committed by the Executive in the performance of his duties hereunder. Amounts payable pursuant to such indemnity shall be paid as the related expense or liability arises. The Company hereby represents that, as of the Effective Date, its by-laws and articles of incorporation provide the Executive with the maximum limitation of the Executive's liability permitted by applicable law. The obligations of this Section 5(b) shall survive the termination of the Term and this Agreement.

                  6.       Tax Withholding.

                  All amounts payable to the Executive pursuant to this Agreement shall be subject to all legal requirements with respect to the withholding of taxes. The Company recognizes that the Executive may perform services for the Company and its affiliates in many jurisdictions. In connection therewith, the Company agrees to withhold taxes out of amounts payable to the Executive and file applicable tax reports as advised by in-house or outside counsel to the Company.

                  7.       Source of Payments.

                  Except to the extent contemplated by the paying agent arrangement set forth in Section 3(e), all payments provided under this Agreement shall be paid in cash from the general funds of the Company. No special or separate fund shall be established, and no other segregation of assets made, to assure payment of an amount provided for hereunder. The Executive shall have no right, title or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

                  8.       Notices.

                  All notices, requests, consents or other communications required or permitted to be given hereunder shall be in writing and shall be given in writing by personal delivery, telex, telecopy or certified or registered mail, return receipt requested, to the applicable address set forth below, or to such other address as either party shall furnish in writing to the other:

                  (i)      To the Company:      American National Can Company
                                                8770 West Bryn Mawr Avenue
                                                Chicago, IL 60631-3542
                                                Attention: Corporate Secretary

                           with a copy to:      Pechiney
                                                Immeuble Balzac
                                                10, place des Vosges
                                                La Defense 5 -- Courbevoie,
                                                      Hauts de Seine
                                                Cedex 68
                                                92048 Paris la Defense
                                                Attention:  Directeur des
                                                       Affaires Juridiques

                  (ii)     To the Executive:    Jean-Pierre Rodier
                                                c/o Pechiney at the address
                                                indicated above

                  9.       Entire Understanding.

                  This Agreement constitutes the entire understanding between the Company and the Executive relating to the employment of the Executive by the Company and supersedes and cancels all prior negotiations, understandings and agreements.

                  10.      Assignment and Delegation.

                  Neither this Agreement nor any right, duty or obligation hereunder shall be assignable or delegable by the Executive. This Agreement and all the Company's rights and obligations hereunder may be assigned, delegated or transferred by it to any business entity which at any time by merger, consolidation or other business combination acquires all or substantially all of the assets of the Company or to which the Company transfers all or substantially all of its assets. Upon any such assignment, delegation or transfer, any such business entity shall be deemed to be substituted for all purposes as the Company hereunder, except that the Company shall not be released from any of its obligations hereunder.

                  11.      Amendment and Waiver.

                  This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by the Executive and the Company, pursuant to a resolution of the Board. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

                  12.      Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  13.      Headings.

                  The headings of the Sections of this Agreement are included solely for convenience of reference and shall not be construed or interpreted in any way as affecting the meaning of such Sections.

                  14.      Governing Law.

                  This Agreement is governed by, and construed and interpreted in accordance with, the laws of the State of Illinois.

                  15.      Severability.

                  Each provision hereof is severable from this Agreement, and if one or more provisions hereof are declared invalid the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Agreement is so broad, in scope or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
                  16.      Condition Precedent

                  The obligations of the parties hereunder, including without limitation the Company's obligations under Section 3, shall be conditioned upon the making of any filing, and the obtaining of any consents or approvals, required under applicable law, including any applicable visa, work permit or similar authorization of the United States or any of its instrumentalities.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 1st day of January, 1996.




                                   AMERICAN NATIONAL CAN COMPANY


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:   Director, acting pursuant to
                                               resolution of the Board of
                                               Directors




                                   EXECUTIVE


                                   ---------------------------------------------